UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2010 (April 13, 2010)

FREESCALE SEMICONDUCTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32241	20-0443182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

9  1/4% Senior Secured Notes Due 2018

On April 13, 2010, Freescale Semiconductor, Inc. (“Freescale”) issued $1,380 million aggregate principal amount of its 9 1/4% Senior Secured Notes due 2018 at an issue price of 100% of the principal amount of the notes (the “Notes”), in a private placement to “qualified institutional buyers” in the United States defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The Notes mature on April 15, 2018 and bear interest at a rate of 9 1/4% per annum, payable semi-annually on April 15 and October 15 of each year, commencing on October 15, 2010.

All of the proceeds from the offering were used to repay indebtedness outstanding under Freescale’s senior secured credit facilities (the “Credit Facility”) at par.

Indenture

The Notes were issued pursuant to an indenture, dated as of April 13, 2010 (the “Indenture”), among Freescale, certain direct and indirect parent companies, certain subsidiaries of Freescale (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee.

Freescale may redeem the Notes, in whole or in part, at any time prior to April 15, 2014 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus the applicable “make-whole” premium, as described in the Indenture. Freescale may redeem the Notes, in whole or in part, at any time on or after April 15, 2014 at a redemption price equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to the redemption date, plus a premium declining over time as set forth in the Indenture. In addition, at any time on or prior to April 15, 2013, Freescale may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings, as described in the Indenture. If Freescale experiences certain change of control events, Note holders may require it to repurchase all or part of their Notes at 101% of the principal amount of the Notes, plus accrued and unpaid interest to the repurchase date.

The Indenture contains covenants that, among other things, restrict the ability of Freescale, certain parent guarantors and restricted subsidiaries to, among other things, incur or guarantee additional indebtedness or issue preferred stock; pay dividends and make other restricted payments; incur restrictions on the payment of dividends or other distributions from restricted subsidiaries; create or incur certain liens; make certain investments; transfer or sell assets; engage in transactions with affiliates; and merge or consolidate with other companies or transfer all or substantially all of its assets. These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture also provides for customary events of default, including failure to pay any principal or interest when due, failure to comply with covenants and cross acceleration provisions. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the trustee or holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all of the Notes to be due and payable immediately.

The description of the Notes and the Indenture contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of the Indenture, a copy of which is filed herewith as Exhibit 4.1 which is incorporated herein by reference.

Security Agreements

The Notes are secured by a security agreement, dated April 13, 2010, by and between Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes (the “Security Agreement”). The Notes are also secured by an intellectual property security agreement, dated April 13, 2010, by and between Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes (the “IP Security Agreement”).

The description of the Security Agreement and the IP Security Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed herewith as Exhibits, 10.1 and 10.2, each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of April 13, 2010, by and among Freescale, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Notes.

4.2	Form of 9 1/4% Senior Secured Note (included as Exhibit A to Exhibit 4.1).

10.1	Security Agreement, dated April 13, 2010, by and between Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes.

10.2	Intellectual Property Security Agreement, dated April 13, 2010, by and between Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR, INC.

By:	/S/ DATHAN C. VOELTER
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: April 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of April 13, 2010, by and among Freescale, the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee, governing the Notes.

4.2	Form of 9 1/4% Senior Secured Note (included as Exhibit A to Exhibit 4.1).

10.1	Security Agreement, dated April 13, 2010, by and between Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes.

10.2	Intellectual Property Security Agreement, dated April 13, 2010, by and between Freescale, the Guarantors party thereto and Citibank, N.A., in its capacity as collateral agent for the holders of the Notes.

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